Exhibit 10.10

[Letterhead]

September 4, 2014

David Spafford

2750 Creek Crossing Lane

Salt Lake City, UT 84121

            Re: Letter of Appointment

Dear Mr. Spafford:

Great Basin Scientific, Inc. (the “Company”), is excited about the opportunity to continue working with you. We feel that your experience and expertise will continue to make you an asset to our board of directors. Therefore, we are pleased to offer you an appointment to serve as the Executive Chairman of the Company’s board of directors on the following terms:

1.	Position. You will serve as Executive Chairman of the Company’s board of directors. By signing this letter of appointment, you represent and warrant to the Company that you are under no contractual commitments inconsistent with your obligations that would legally preclude you in any way from immediate service as the Executive Chairman of the Company’s board of directors.

2.	Term. Your services as the Executive Chairman shall begin upon the successful completion by the Company of an initial public offering as described in the Company’s Registration Statement (No. 333-197954). The term of your services shall end at the earliest of (i) your ceasing to be a member of the board of directors, (ii) removal from office by resolution of the stockholders of the Company, (iii) your written resignation or written notice by the Company terminating you as Executive Chairman, or (iv) upon your office as Executive Chairman being vacated.

3.	Salary. You will be paid a salary at the annual rate of $180,000 per year, payable in accordance with the Company’s standard payroll practices for salaried employees. Your salary will be subject to adjustment pursuant to the discretion of the compensation committee of the board of directors.

4.	Board Fees. In addition to your salary, you shall be paid such other board compensation as is approved by the Company from time to time and applicable to your service on the board of directors.

5.	Withholding Taxes. All forms of compensation referred to in this letter of appointment are subject to reduction to reflect applicable withholding and payroll taxes.

Employment Offer

September 4, 2014

6.	Proprietary Information and Inventions Agreement. You will be required, as a condition to your service with the Company, to sign the Nondisclosure and Assignment of Inventions Agreement, a copy of which is attached hereto as Exhibit A.

7.	Non-Compete. While you render services to the Company and for a period of one (1) year after the termination of your service to the Company, neither you, nor any other person or organization you are associated with will compete with the business of the Company, will not hire any employee of the Company and will not contact or do business with any actual or identified perspective customer of the Company.

8.	Entire Agreement. This letter of appointment constitutes the entire agreement between the parties with respect to the matters covered hereby and supersedes any prior understandings or agreements, whether oral or written, between you and the Company; provided, however, that the covenants contained in Section 7 shall not supersede any existing non-competition or similar agreement between you and the Company but shall be in addition to any such other agreement.

9.	Amendment and Governing Law. This letter agreement may not be amended or modified except by an express written agreement signed by you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes will be governed by Utah law.

We hope that you find the foregoing terms acceptable. You may indicate your agreement with these terms and accept this offer by signing and dating an original copy of this letter of appointment agreement and returning it to me.

Very truly yours,

GREAT BASIN SCIENTIFIC, INC.

By:	/s/ Ryan Ashton
Name:	Ryan Ashton
Its:	CEO

I have read and accept the terms of this letter of appointment.

/s/ David Spafford
David Spafford

DATE:	September 4, 2014

EXHIBIT A

NONDISCLOSURE AND

ASSIGNMENT OF INVENTIONS AGREEMENT

WITH

GREAT BASIN SCIENTIFIC, INC.

This NONDISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT (“Agreement”) is entered into as of                          , 20        , between Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the undersigned (“Director”) on the following terms and conditions:

Section 1.        Confidential Information and Assignment of Inventions.

1.1        Covenant Not to Disclose. Director hereby acknowledges that during Director’s period of service with the Company, Director may create, produce, obtain, gain access to or otherwise acquire “Confidential Information” (as defined below) relating to the Company or any of its clients, customers, consultants, licensors, licensees, affiliates or other business associates. Accordingly, during the term of Director’s service with the Company and at all times thereafter, Director shall not, except for the Company’s benefit, use, reproduce or commercialize, or disclose to any person or entity, any Confidential Information, unless specifically authorized by the Company in writing.

1.2        Definition of Confidential Information. “Confidential Information” shall mean all trade secrets, technical information, processes, works of authorship, inventions, discoveries, developments, systems, computer programs, code, algorithms, formulae, methods, ideas, test data, know-how, functional and technical specifications, designs, drawings, passwords, analysis, research, business plans, marketing, manufacturing techniques and processes, sales and pricing strategies, customer lists, and all other information which if disclosed to a third party could adversely affect a competitive advantage of the Company, including, without limitation, Confidential Information which is “Director Work Product” (as defined below). Confidential Information shall not include: (i) information known to Director prior to service with the Company, as established by Director by documentary evidence; (ii) information independently developed by Director; provided that such information is outside the scope of Director’s service with respect to both the time spent developing, and the subject matter of, the information, all as established by Director by documentary evidence; and (iii) information in the public domain through no wrongful act or omission of Director.

1.3        Ownership, Assignment. Director hereby acknowledges and agrees that: (i) as between the Company and Director, the Company is the exclusive owner of all Confidential Information; and (ii) all Director Work Product subject to copyright protection constitutes “work made for hire” under the federal copyright laws (17 U.S.C. Section 101) and is owned exclusively by the Company. To the extent that title to any Director Work Product subject to copyright protection does not constitute a “work made for hire,” and to the extent title to any other Director Work Product does not, by operation of law or otherwise, vest in the Company, all rights, title, and interests therein, including, without limitation, all copyrights, patents and trade secrets, and all copyrightable or patentable subject matter, are hereby irrevocably assigned to the Company. Without any additional compensation, Director will execute and deliver all documents or instruments and take all other action as the Company may deem reasonably necessary to transfer all right, title, and interest in any Director Work Product to the Company; to vest in the Company good, valid and marketable title to such Director Work Product; to perfect, by registration or otherwise, trademark, copyright and patent protection of the Company with respect to such Director Work Product; and otherwise to protect the Company’s trade secrets and proprietary interest in such Director Work Product. Director hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Director’s agents and attorneys-in-fact to act for and on Director’s behalf, and to execute and file any documents and to do all other lawfully permitted acts to further the purposes of this Section 1.3 with the same legal force and effect as if executed by Director. Promptly after Director obtains knowledge of any Director Work Product, Director shall disclose such Director Work Product to the Company.

1.4        Inventions and Intellectual Property Not Transferred. Director has set forth on Schedule 1 attached hereto a complete list and brief description of all intellectual property, including (without limitation) all patented and unpatented inventions that Director has made, conceived and reduced to practice and all copyrightable subject matter created by Director prior to Director’s service by the Company, which is owned directly or indirectly by Director and which shall not be transferred to the Company pursuant to this Agreement. Except as so listed, Director agrees that he will not assert any rights under any intellectual property as having been made or acquired by Director prior to being employed by the Company. The Company may, at its discretion, require a detailed disclosure and/or materials demonstrating ownership of the intellectual property so listed.

1.5        Applicable Law Limiting Ownership. This Agreement does not apply to inventions that are not assignable by law.

1.6        Definition of Director Work Product. “Director Work Product” shall mean all Confidential Information created, developed, prepared or conceived of by Director (whether individually or jointly with others) during Director’s service with the Company which relates in any manner to the actual or demonstrably anticipated business, research or development of the Company, or results from or is suggested by any task assigned to Director or any work performed by Director for or on behalf of the Company. Director Work Product shall also include all Confidential Information created, developed, prepared or conceived by Director during the period of time beginning January 1, 2005 until Director commenced service with the Company, which relates in any manner to the actual or demonstrably anticipated business, research or development of the Company.

1.7        Other Confidentiality Obligations. Director acknowledges that the Company may, from time to time, have agreements with other persons or entities or with the U.S. Government or governments of other countries, or agencies thereof, which impose confidentiality obligations or other restrictions on the Company. Director hereby agrees to be bound by all such obligations and restrictions and shall take all actions necessary to discharge the obligations of the Company thereunder, including, without limitation, signing any confidentiality or other agreements required by such third parties.

Section 2.        Return of Confidential Information.

At any time during Director’s service with the Company, or in the event of Director’s termination of service with the Company for any reason whatsoever, Director shall immediately surrender and deliver to the Company all records, materials, notes, equipment, drawings, documents and data of any nature or medium, and all copies thereof, relating to any Confidential Information (collectively the “Company Materials”) which is in Director’s possession or under Director’s control. Director shall not remove any Company Materials from the Company’s business premises or deliver any Company Materials to any person or entity outside of the Company, except as required in connection with Director’s duties of service. In the event of the termination of Director’s service for any reason whatsoever, Director shall promptly sign and deliver to the Company a “Termination Certificate” in the form of the attached Exhibit A.

Section 3.        Trade Secrets of Others.

Director represents that Director’s performance of all the terms of this Agreement and Director’s service with the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Director in confidence or in trust and Director shall not disclose to the Company or induce the Company to use any such confidential proprietary information, knowledge, data or material belonging to any previous employer of Director or other person. Director represents that Director has not brought and will not bring to the Company or use at the Company any materials or documents of an employer or a former employer that are not generally available to the public, unless express written authorization from such employer for their possession and use has been obtained. Director agrees not to enter into any agreement either written or oral in conflict herewith.

Section 4.        Noncompetition.

Director agrees that during Director’s service with the Company and for the one-year period commencing on the date Director’s service with the Company terminates, for any reason, voluntarily or involuntarily, Director will not directly or indirectly, (i) own, manage, operate, join, advise, control or otherwise participate in or be connected as an officer, director, employee, partner, investor, creditor, guarantor, advisor or consultant in any business which competes with the Company or any of its subsidiaries or affiliates; provided that Director may own securities in any publicly traded corporation but only to the extent Director does not own of record or beneficially more than 1% of the outstanding beneficial ownership of all classes of securities of such corporation, (ii) either for Director’s own account or for any individual, corporation, partnership, joint venture, firm, company, association or other entity, including a government or political subdivision or any agency or instrumentality thereof, solicit, interfere with or hire, any employee or consultant of the Company (or any of its subsidiaries or affiliates) or endeavor to cause any such employee or consultant to leave his or her service or consulting relationship with, or induce or attempt to induce any such employee or consultant to terminate or breach his or her service or consulting relationship with or otherwise change the terms of his or her service or consulting relationship with the Company (or any of its subsidiaries or affiliates), other than with respect to the bona fide hiring and firing of personnel of the Company in the course of Director’s service with the Company, or (iii) solicit, induce or attempt to induce any past, current or future customer of the Company (or any of its subsidiaries or affiliates), wherever such customer may be located, to cease doing business, in whole or in part, or otherwise alter its business relationship with the Company (or any of its subsidiaries or affiliates).

Section 5.        Not an Employment Agreement.

Director acknowledges that this Agreement is not an employment contract, and nothing in this Agreement creates any right to Director’s continuous service with the Company or to Director’s service for any particular term.

Section 6.        Remedies.

Director acknowledges that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agree that the Company shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available for any such breach or threatened breach.

Section 7.        No Conflict.

Director represents that, to the best of Director’s knowledge and belief, Director’s performance of services as a director of the Company will not violate or conflict with any other contract with or restriction of any third party to which Director is legally bound.

Section 8.        Choice of Law and Forum.

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Utah, without regard to principles of conflicts of law. For purposes of this agreement, Director hereby consents to jurisdiction in the courts of the State of Utah, County of Salt Lake.

Section 9.        Severability.

It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the law. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, such paragraph or provision shall be adjusted and reformed, if possible, in order to achieve the intent of the parties, and if such paragraph or provision cannot be adjusted and reformed, such paragraph or provision shall be voided and severed from this Agreement, and the entire Agreement shall not fail on account thereof but shall otherwise remain in full force and effect.

Section 10.        Survival.

Director’s obligations under this Agreement shall continue in full force and effect after termination of Director’s service with the Company, regardless of the reason or reasons for termination or whether such termination is voluntary or involuntary, and the Company shall be entitled to communicate Director’s obligations under this Agreement to any future employer or potential employer of Director.

Section 11.        Counterparts.

This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

Section 12.        Entire Agreement; Waivers.

This Agreement and the offer letter constitute the entire agreement between the parties with respect to the subject matter hereof, supersedes all other communications and/or agreements, whether written or oral and shall inure to the benefit of the Company and its successors and assigns; provided that the non-competition and confidentiality provisions contained herein shall not supersede any other non-competition or confidentiality agreements between the Company and Director, but shall be in addition to any such other agreements. This Agreement may be modified or amended only by a writing signed by the party against whom the enforcement is sought. If the Company shall waive any breach of any provision of this Agreement, the Company shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

[Signature Page Follows]

Director has read this agreement carefully and understands and accepts the obligations which it imposes upon employee. Director is signing this agreement voluntarily and freely.

COMPANY:

GREAT BASIN SCIENTIFIC, INC.

By:
Name:
Title:

DIRECTOR:

By:
Name:	David Spafford

[Signature Page to Invention Assignment Agreement]